SUNEDISON AND TERRAFORM POWER SIGN DEFINITIVE AGREEMENT
TO ACQUIRE FIRST WIND FOR $2.4 BILLION

SunEdison to become world’s largest renewable energy development company

•	Enters U.S. wind market, doubling total addressable market

•	8.0 GW increase of total pipeline, backlog and leads

Immediate value creation for SunEdison and DPS accretion for TerraForm Power

•	SunEdison raises 2015 installation guidance from 1.6-1.8 GW to 2.1-2.3 GW and accelerates timing of IDRs by approximately one year

•	TerraForm acquires 521 MW of operating wind and solar power plants with $72.5 million in CAFD

•	TerraForm raises 2015 dividend guidance to $1.30 per share, an increase of 44%

Transaction financing fully committed, drop down growth funding secured

•	$2.4 billion of committed bridge financing to fund transaction

•	$1.5 billion of non-recourse capital secured from six global banking institutions and First Reserve Infrastructure to fund growth

MARYLAND HEIGHTS, MO and BELTSVILLE, MD, Nov. 17, 2014 - SunEdison, Inc. (NYSE: SUNE), a leading global solar developer, and TerraForm Power, Inc. (Nasdaq: TERP), a global owner and operator of renewable energy power plants, today announced that they have signed a definitive agreement to acquire First Wind, one of the leading developers, owners and operators of wind projects in the U.S.

With the purchase, SunEdison acquires the leading independent wind development and asset management company and becomes the leading global renewable energy development company. As a result, SunEdison raises its 2015 project installation guidance from 1.6-1.8 GW to 2.1-2.3 GW. SunEdison shareholders are expected to benefit from increased project development cash flow, asset management revenues, and dividend payments from TerraForm Power. The transaction also will accelerate the timing and enhance the visibility of SunEdison’s receipt of incentive distribution rights (“IDRs”) from TerraForm Power, and increase the value of SunEdison’s yieldco platform.

The transaction is immediately accretive to TerraForm Power and is expected to deliver $72.5 million in unlevered cash available for distribution (“CAFD”) in 2015. Pro forma for the transaction, TerraForm Power raises its 2015 CAFD guidance to $214 million and 2015 dividend guidance to $1.30 per share, a 44% increase over its current $0.90 dividend rate.

SunEdison will purchase over 1.6 GW of pipeline and backlog projects, which have been added to TerraForm Power’s call right project list and are expected to be operational in 2016-2017. Included in the transaction is an additional 6.4 GW of project development opportunities. SunEdison expects to accelerate the rate of project development and realize significant synergies and growth opportunities by integrating First Wind’s wind platform into its own global project development and finance platform.

TerraForm Power acquires 521 MW of contracted wind generation assets from First Wind and adds 1.6 GW to its list of call right projects scheduled for drop down in 2016-2017. The acquisition increases the generation capacity of TerraForm Power’s operating portfolio by more than 50% and provides further geographic diversity in Maine, New York, Hawaii, Vermont and Massachusetts. In addition, subsequent to the acquisition, TerraForm Power’s call right project list with SunEdison will double to 3.2 GW of solar and wind projects.

“The acquisition of First Wind transforms both SunEdison and TerraForm Power into diversified renewable energy companies and will make SunEdison the leading renewable power plant developer in the world,” said Ahmad Chatila, President and Chief Executive Officer of SunEdison. “By bringing together First Wind’s proven development and operational capabilities and SunEdison’s global corporate infrastructure and renewable energy development and finance experience, we will be well-positioned to capitalize on the significant growth opportunities in the global wind power markets and drive returns to shareholders of both SunEdison and TerraForm Power.”

“This acquisition is immediately accretive and establishes TerraForm Power as a leading asset owner in the wind energy market while demonstrating the Company’s commitment to delivering on TerraForm Power’s diversified growth strategy,” said Carlos Domenech, President and Chief Executive Officer of TerraForm Power. “We are adding significant CAFD through a transaction with a greater than 9% levered cash-on-cash yield, increasing our dividend by 44% and expanding the potential drivers of our long-term growth.”

“We are excited to become part of the SunEdison team,” said Paul Gaynor, Chief Executive Officer of First Wind.  “This new strategic organization will allow us to join with SunEdison to develop and invest in new, long-term-contracted, well-sited and well-run renewable energy projects that deliver clean energy to homes and businesses across the country and internationally.  We will be able to leverage our strength in development and operations, proven during the completion of 1.5 GW of wind projects over eight years, with two world-class companies.”

Transaction Details
Total consideration for the acquisition of First Wind is up to $2.4 billion, comprised of $1.9 billion in upfront consideration and a $510 million earn-out.

SunEdison’s portion of the total consideration is $1.5 billion, comprised of an upfront consideration of $1.0 billion and the earn-out. As part of its upfront consideration, SunEdison will issue a $340 million seller note. The earn-out will be payable by SunEdison subject to completion of certain projects in First Wind’s backlog. TerraForm Power will acquire First Wind’s operating portfolio for an enterprise value of $862 million.

Concurrently, SunEdison will put in place a $1.5 billion non-recourse warehouse financing facility, for projects expected to be dropped down into TerraForm, that will provide certainty of development financing for the Company to complete the build-out of its backlog and pipeline projects, including those acquired from First Wind..

TerraForm Power and SunEdison have secured fully committed bridge financing to support the aggregate First Wind transaction consideration, refinance TerraForm Power’s existing indebtedness, and fund future growth through the drop down warehouse facility.

The transaction is expected to close during the first quarter of 2015, subject to usual and customary conditions and regulatory approvals.

Morgan Stanley acted as lead financial advisor and provided a fairness opinion to SunEdison.  Barclays acted as co-advisor to SunEdison and lead structuring agent on the financing.  BofA Merrill Lynch acted as lead financial advisor to TerraForm in connection with the First Wind acquisition and lead structuring agent on the drop down warehouse credit facility.  Citi acted as co-advisor to TerraForm.  Lazard provided a fairness opinion to the Corporate Governance Committee of the TerraForm Board of Directors.  Goldman Sachs acted as exclusive financial advisor to First Wind. Marathon Capital acted as advisor to First Wind’s Board of Directors.

Orrick acted as M&A counsel to SunEdison and TerraForm.  Cleary Gottlieb acted as counsel to the Corporate Governance Committee of the TerraForm Board of Directors.  Davis Polk acted as counsel to First Wind.

Investor Meeting

SunEdison and TerraForm Power will host a meeting for investors and analysts at 8:00 am Tuesday, November 18 at the St. Regis Hotel in New York. A conference call line and webcast will be available to participants unable to attend the meeting in person.

Date:     Tuesday, November 18
Time:     8:00 am Eastern

Location:	St. Regis Hotel
20th Floor Ballroom
5th Ave. at 55th St.
New York, NY 10022

Dial-in Information:	Dial-in: (612) 332-1025

Reference:	SunEdison and TerraForm Power Announcement

Webcast link:	http://edge.media-server.com/m/p/vwuh8g7g/lan/en
A live webcast of the call and presentation will be available on the events sections of both companies’ websites.  Please go to the websites at least 15 minutes prior to the call to register, download and install any necessary audio software. An archived recording of the call will be available on the events page of the investor sections of SunEdison’s and TerraForm Power's websites and at the telephone number below following the call.

Links to the websites are: www.SunEdison.com and http://ir.terraform.com.

Digitized Replay: (800) 475-6701; From outside the U.S.: (320) 365-3844
Access Code: 344790
Digitized Replay: November 18, 2014 at 11:30 am Eastern Time to December 1, 2014 at 11:59 pm Eastern Time

About SunEdison
SunEdison is a global leader in transforming how energy is generated, distributed and owned. SunEdison manufactures solar technology and develops, finances, installs and operates distributed solar power plants, delivering predictably priced electricity and services to its residential, commercial, government and utility customers. SunEdison also provides 24/7 asset management, monitoring and reporting services for hundreds of solar systems worldwide via the Company's Renewable Operation Center (ROC). SunEdison has offices in North America, Europe, Latin America, Africa and Asia. SunEdison's common stock is listed on the New York Stock Exchange under the symbol "SUNE."

About TerraForm Power
TerraForm Power (Nasdaq: TERP) is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating renewable energy power plants. For more information about TerraForm Power, please visit: http://www.terraform.com.

About First Wind
First Wind is an independent renewable energy company exclusively focused on the development, financing, construction, ownership and operation of utility-scale renewable energy projects in the United States.  Based in Boston, First Wind is operating or building renewable energy projects in the Northeast, the West and Hawaii, with combined capacity of nearly 1,300 megawatts (MW) - enough to power more than 425,000 homes each year.  For more information on First Wind, please visit www.firstwind.com or follow us on Twitter @FirstWind.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including the timing of the completion of the acquisition, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although SunEdison and TerraForm Power believe that their expectations and assumptions are reasonable, they can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under development or construction; TerraForm Power, Inc.’s ability to successfully identify, evaluate and consummate acquisitions from SunEdison, Inc. or third parties, including the acquisition of the wind generating projects from First Wind; government regulation; operating and financial restrictions under agreements governing indebtedness; SunEdison and TerraForm Power’s ability to borrow additional funds and access capital markets; SunEdison and TerraForm Power’s ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.

SunEdison and TerraForm Power undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause SunEdison and TerraForm Power’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect SunEdison and TerraForm Power’s future results included in SunEdison and TerraForm Power’s filings with the Securities and Exchange Commission at www.sec.gov.

Cash Available for Distribution (CAFD)
CAFD is a supplemental non-GAAP measure of TerraForm Power’s ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of CAFD to the most comparable GAAP measure can be found below.

Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Appendix Table A-1: Reg. G: TerraForm Power, Inc. 2015 Guidance for Estimated Cash Available for Distribution

	Year Ending 2015
(In thousands)	As of Nov. 5th	Revised
Operating Revenues	$330,700	$466,700
Operating Costs and Expenses:
Costs of operations	55,700	97,500
Depreciation, amortization and accretion	107,500	153,500
General and administration (1)	17,200	20,200
Total operating costs and expenses	180,400	271,200
Operating income	150,300	195,500
Interest expense, net	91,100	105,800
Income before income tax expense	59,200	89,700
Income tax expense	23,000	35,000
Net income	$36,200	$54,700

Add:
Depreciation, amortization and accretion	107,500	153,500
Interest expense, net	91,100	105,800
Income tax expense	23,000	35,000
Stock base compensation	10,500	10,500
Adjusted EBITDA (2)	$268,300	$359,500

Adjustments to reconcile net income to net cash provided by operating activities
Net income	$36,200	$54,700
Depreciation, amortization and accretion	107,500	153,500
Non-cash items	35,700	52,100
Changes in assets and liabilities	20,700	41,100
Other	(600)	(500)
Net cash provided by operating activities	$199,400	$300,900

Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$199,400	$300,900
Changes in assets and liabilities	(20,700)	(41,100)
Deposits into/withdraws from restricted cash accounts	6,100	10,300
Cash distributions to non-controlling interests	(11,400)	(25,200)
Scheduled project-level and other debt service and repayments	(31,700)	(31,700)
Non-expansionary capital expenditures	(500)	(13,100)
Contributions received pursuant to the Interest Payment Agreement with SunEdison (3)	15,600	15,600
Other	(900)	(1,700)
Estimated cash available for distribution	$155,900	$214,000

(1)
Reflects all costs of doing business associated with the portfolio, including all expenses paid by SunEdison in excess of the payments received under the Management Services Agreement, and stock compensation expense.

(2)
Adjusted EBITDA and cash available for distribution are non-GAAP measures. You should not consider these measures as alternatives to net income (loss), determined in accordance with GAAP, or net cash provided by operating activities, determined in accordance with GAAP.

(3)	Represents contributions received from SunEdison pursuant to the Interest Payment Agreement. These contributions are recurring for three years beginning with the origination of the Term Loan.

TerraForm Power Contact Information

Media:
Bruce Dunbar
TerraForm Power

bruce.dunbar@finsbury.com
+1 (646) 805-2033

Investors/Analysts:
Brett Prior
TerraForm Power
bprior@terraform.com
+1 (650) 889-8628

SunEdison Contact Information

Media:
Tory Carroll
SunEdison
SunEdison@grayling.com
+1 (619) 269-9518

Investors/Analysts:
R. Phelps Morris
SunEdison
pmorris@sunedison.com
+1 (314) 770-7325

# # #